CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

To Intelligroup, Inc.:

         As independent public accountants, we hereby consent to the use of our report dated February 5, 1998, except with respect to the matters discussed in
Note 9, as to which the date is May 21, 1998 and to all references to our Firm included in this Form S-3 registration statement.





                                                          /s/ARTHUR ANDERSEN LLP

Princeton, New Jersey
June 2, 1998